UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 2, 2011

HELIX WIND, CORP.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-52107 (Commission File Number)	20-4069588 (IRS Employer Identification No.)

13125 Danielson Street, Suite 101
Poway, California 92064
 (Address of Principal Executive Offices, Zip Code)

(619) 501-3932
(Registrant's Telephone Number, Including Area Code)

____________________________________________________
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements for Certain Officers

Effective as of March 11, 2011, the Board of Directors of Helix Wind, Corp. (the “Company”) appointed James Tilton to the Board of Directors to fill one of the vacancies existing on the Board of Directors, and appointed Mr. Tilton as the Company’s Chief Operating Officer. James Tilton, 50, served as the President, Treasurer, Secretary and director of SEA Tiger, Inc., an information technology company, from its inception in January 1999 until his resignation in 2005.  Mr. Tilton was reappointed to these positions in 2009. Mr. Tilton has also served as Chief Executive Officer, President, Secretary, Treasurer and sole director of NuMobile, Inc., a mobile computing technology company, since its formation in November 1999. From 1995 to 1996, Mr. Tilton was a stockbroker at Morgan Keegan. From 1997 to 1999, Mr. Tilton worked independently in the securities industry, specializing in corporate finance and investment banking. Mr. Tilton also serves as a director of Girasolar, Inc. and World Series of Golf, Inc. Since February 2010 Mr. Tilton has also served as chief operating officer of Savanna East Africa, Inc. Mr. Tilton has a B.A. in Political Science with an emphasis in Accounting/Business from the University of Louisville. The Company believes Mr. Tilton's experience as founder of SEA Tiger, Inc., in the securities industry and as a director of other public companies qualifies him to serve as a director of the Company.

Kevin Claudio resigned from the Company’s Board of Directors effective as of March 11, 2011.  His resignation was not due to any disagreements with the Company.

Item 8.01      Other Events

On March 2, 2011, the Company received notice that the Superior Court of the State of California, County of Orange (the “Court”) had granted Bluewater Partners, S.A. (“Bluewater”) request for a default judgment in the amount of $647,254.18 in the previously announced litigation involving the Bluewater promissory notes with the Company.   The Company does not have the cash to pay the judgment and expects the default judgment to have a material adverse effect on the Company and its assets.

On March 8, 2011, the Superior Court of California, County of San Diego granted Gordon & Rees LLP’s request for a default judgment in the amount of $110,938.18 in the previously announced lawsuit against the Company.  The Company does not have the cash to pay the judgment and expects the default judgment to have a material adverse effect on the Company and its assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Company Name

	By:	/s/ Kevin Claudio
Name: Kevin Claudio
Title: Chief Financial Officer
Date: March 11, 2011